SECURITIES EXCHANGE AGREEMENT

SECURITIES EXCHANGE AGREEMENT (the "Agreement"), dated as of June 28, 2002 by and among Cambex Corporation, a Massachusetts corporation, with headquarters located at 360 Second Avenue, Waltham, Massachusetts 02451 (the "Company"), and the investors listed on the Schedule of Purchasers attached hereto (individually, a "Purchaser" and collectively, the "Purchasers").

WHEREAS:

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

B. The Company has authorized the following new series of its preferred stock, par value $1.00 per share: the Company's Series B Convertible Preferred Stock ("Preferred Stock") which shall be convertible into shares of the Company's Common Stock, $.10 par value per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations: Rights, Preferences, Privileges and Restrictions of the Preferred Stock in the form attached hereto as Exhibit A (the "Certificate of Designations").

C. The Purchasers severally wish to exchange Series 1 Bridge Financing Notes dated January 18, 2000 and February 9, 2000, Repricing Warrants attached to the Series 1 Bridge Financing Notes, along with all accrued but unpaid interest and penalties (collectively the "Notes") upon the terms and conditions stated in this Agreement for an aggregate of 147,240 (one hundred forty seven thousand two hundred and forty) shares of convertible Preferred Stock (the "Preferred Shares"), in the respective amounts set forth opposite each Purchaser's name on the Schedule of Purchasers

D. The location of defined terms in this Agreement is set forth on the Index of Terms attached hereto.

NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.	EXCHANGE OF NOTES INTO SHARES.

a. Exchange of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue to the Purchasers the respective number of Preferred Shares set forth opposite each Purchaser's name on the Schedule of Purchasers (the "Closing"). The Purchase Price (the "Purchase Price") of Preferred Shares shall be $17.10.
On the Closing Date (as defined below), the Company shall deliver to each Purchaser a stock certificate(s) representing such number of Preferred Shares which such Purchaser is then receiving (as indicated opposite such Purchaser's name on the Schedule of Purchasers), duly executed on behalf of the Company and registered in the name of such Purchaser or its designee (the "Stock Certificates").

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b. Closing Date.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m. Eastern Standard Time on June 28, 2002, subject to the satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Purchasers).

c. Form of Payment. On the Closing Date, each Purchaser shall deliver to the Company the Notes in exchange for the Preferred Shares to be issued to such Purchaser at the Closing.

2.	PURCHASER'S REPRESENTATIONS AND WARRANTIES.

Each Purchaser represents and warrants with respect to only itself that:

a. Investment Purpose. Such Purchaser (i) is acquiring the Preferred Shares and (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable (the Preferred Shares and the Conversion Shares, collectively, are referred to herein as the "Securities") for its own account for investment only and not with a present view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

c. Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

d. Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of and receive answers from the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained in this Agreement. Purchaser understands that its investment in the Securities involves a high degree of risk. Purchaser has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e. No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any

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recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Transfer or Resale. Such Purchaser understands that except as provided in the Registration Rights Agreement ("Registration Rights Agreement"): (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) they are offered, sold, assigned or transferred pursuant to an effective registration statement under the 1933 Act, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a form and from counsel reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or
(C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144");
(ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

g. Legends. Purchaser understands that the certificates or other instruments representing the Preferred Shares and, until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Preferred Shares and the Conversion Shares, upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of the Conversion Shares is registered under the 1933 Act, (b) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment, or transfer of the Preferred Shares and the Conversion Shares may be made without registration under the 1933 Act, or (c) such holder provides the Company with reasonable assurances that the Preferred Shares and the Conversion Shares can be sold pursuant

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to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

h. Authorization; Enforcement; Validity. Such Purchaser has full power and authority to enter into and perform in accordance with its and their terms, this Agreement, the Registration Rights Agreement and each other Transaction Agreement (as defined below). This Agreement and each of the other Transaction Agreements have been duly and validly authorized, executed and delivered on behalf of such Purchaser and is a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

i. Residency. Such Purchaser is a resident of that country or state specified in its address on the Schedule of Purchasers.

j. Scheme to Evade Registration.
Purchaser represents and warrants to the Company, as to itself only, that the acquisition of the Securities is not a transaction (or any element of a series of transactions) that is part of a plan or scheme by the Purchaser to evade the registration provisions of the 1933 Act and that

i. such Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act;
ii. such Purchaser has sufficient knowledge and experience to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;
iii. such Purchaser has had an opportunity to ask questions of and receive answers from and to discuss the Company's business, management, and financial affairs with the Company's management;
iv. the Securities are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;
v. such Purchaser was not offered nor made aware of the Company's interest in issuing the Preferred Shares by any means of public advertisement or solicitation;
vi. in connection with such Purchaser's purchase of the Securities, it has been solely responsible for its own (x) due diligence investigation of the Company and (y) investment decision, and has not engaged or relied upon any agent or "purchaser representative" to review or analyze the Company's business and affairs or advise Purchaser with respect to the merits of the investment;
vii. such Purchaser has full power and authority to execute, deliver, and perform this Agreement; and this Agreement constitutes the legal, valid, and binding obligation of such Purchaser, enforceable against it in accordance with their respective terms; and
viii. if such Purchaser proposes to sell the Securities pursuant to Rule 144A under the Securities Act, it will (x) take reasonable steps to obtain the information required by such Rule to establish a reasonable belief that the prospective purchaser is a "qualified institutional buyer" as such term is defined in Rule 144A and (y) advise the prospective

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purchaser that the Purchaser is relying on the exemption from the registration provisions of the Securities Act available pursuant to Rule
144A.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

	The Company represents and warrants to each Purchaser, except as referenced on Schedule 1 hereto (the "Disclosure Schedule"), which reference shall set forth the specific section to which the qualification relates and the statement which constitutes the qualification, that:

a. Organization and Qualification.

The Company and its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and each subsidiary is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

b. Authorization, Enforcement, Compliance with Other Instruments.

i. The Company has the requisite corporate power and authority to enter into and perform each of this Agreement, any and all amendments thereto and the Registration Rights Agreement, and any related agreements (collectively, the "Transaction Agreements" and individually a "Transaction Agreement"), and to issue the Securities thereof;

ii. the execution and delivery by the Company of each of the Transaction Agreements and the consummation by it of the transactions contemplated thereby, including without limitation the issuance of the Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its stockholders;

iii. each of the Transaction Agreements have been duly and validly executed and delivered by the Company; and


iv. each of the Transaction Agreements constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.


c. Capitalization. Immediately prior to Closing, the authorized capital stock of the Company consisted of 28,000,000 shares of capital stock, of which 25,000,000 shares are

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common Stock, par value $.10, of which 18,040,351 shares were issued and outstanding as of the date of this Agreement, and 3,000,000 shares of Preferred Stock, par value $1.00, none of which are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as described in Section 3(c) of the Disclosure Schedule, no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Section 3(c) of the Disclosure Schedule, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities, and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities in the manner contemplated by this Agreement. The Company has furnished to the Purchaser true and correct copies of the Company's Articles of Organization, as amended (the "Charter") and the Company's Bylaws, as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

d. Issuance of Securities. The Preferred Shares have been duly authorized and are free from all taxes, liens, and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Preferred Shares have been duly authorized and reserved for issuance and will, be duly and validly issued, fully paid, and nonassessable, and free from all taxes, liens, and charges, with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

e. No Conflicts.
c. Except as disclosed in Section 3(e) of the Disclosure Schedule, the execution, delivery, and performance of the Transaction Agreements by the Company, and the consummation by the Company of the transactions contemplated thereby, will not (i) result in a violation of the Charter or the Bylaws of the Company or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as described in Section 3(e) of the Disclosure Schedule, neither the Company nor any subsidiary is in violation of any term of, or in default under, its Charter or the Bylaws or their organizational charter or Bylaws, respectively, or any material contract, agreement,

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mortgage, indebtedness, indenture, instrument, judgment, decree, or order or any statute, rule, or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver, and perform any of its obligations under or contemplated by the Transaction Agreements in accordance with the terms thereof. Except as disclosed in Section 3e of the Disclosure Schedule, all consents, authorizations, orders, filings, and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

f. SEC Documents; Financial Statements. Since January 1, 2000, the Company has filed all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has made available to each Purchaser or its representative true and complete copies of the SEC Documents. The Company
(i) is a "reporting issuer" as defined in Rule 902(1) of Regulation S and
(ii) has a class of securities registered under Section 12(b) or 12(g) of the 1934 Act or is required to file reports pursuant to Section 15(d) of the 1934 Act, and has filed all the materials required to be filed as reports pursuant to the Exchange Act for the period the Company was required by law to file such material. As of their respective dates, the financial statements of the Company included in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.
Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and present fairly, in all material respects, the financial position of the Company as of the dates thereof, and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Purchaser which is not included in the SEC Documents, including, without limitation, information referred to in Section 3E of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

g. Absence of Certain Changes. Except as described in Section 3(g) of the Disclosure Schedule, since the date of the most recent audited balance sheet included in the SEC Documents, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations, or prospects of the Company or its subsidiaries. The Company has not taken any steps, and does not currently expect to take any

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steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings.

h. Absence of Litigation. There is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization, or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock, or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby, (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Transaction Agreements, or (iii) except as expressly set forth in Schedule 3H of the Disclosure Schedule, have a material adverse effect on the business, operations, properties, financial condition, or results of operation of the Company and its subsidiaries taken as a whole.

i. Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchasers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

j. No Undisclosed Events, Liabilities, Developments, or Circumstances. No event, liability, development, or circumstance has occurred or exists, or to the knowledge of the Company is contemplated to occur, with respect to the Company or its subsidiaries or their respective business, properties, prospects, operations, or financial condition, which could be material but which has not been publicly announced or disclosed in writing to the Purchaser.

k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions.

m. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such

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dispute threatened.  None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

n. Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Section 3(n) of the Disclosure Schedule, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets, or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future, other than those that would not have a material adverse effect on the Company. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of the trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret, or other similar rights of others. Except as set forth on Section 3(n) of the Disclosure Schedule, there is no claim, action, or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret, or other infringement, and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all of their intellectual properties.

o. Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state, and local laws and regulations relating to the protection of human health and safety, the environment, or hazardous, toxic substances, wastes, pollutants, or contaminants ("Environmental Laws"), (ii) have received all permits, licenses, or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license, or approval.

p. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, and defects except as described in Section 3(p) of the Disclosure Schedule or as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material, and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

q. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks, and in such amounts,

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as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial, or otherwise, or the earnings, business, or operations of the Company and its subsidiaries, taken as a whole.

r. Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations, and permits issued by the appropriate federal, state, or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to possess any such certificate, authorization, and permit would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permits.

s. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

t. No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate, or other legal restriction, or any judgment, decree, order, rule, or regulation which in the judgment of the Company's officers has, or to the knowledge of the Company is expected in the future to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has, or to the knowledge of the Company is expected to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company or its subsidiaries.

u. Tax Status. The Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports, and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, and declarations, except those being contested in good faith, and has set aside on its books amounts deemed reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim, and there are no open years, examinations in progress or claims against it for federal, state or other taxes (including penalties and interest) for any period or periods prior to the date hereof.

v. Certain Transactions. Except as set forth on Section 3(v) of the Disclosure Schedule and in the SEC Documents, and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on
Section 3(c) of the Disclosure Schedule, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

w. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

x. Foreign Corrupt Practices Act. The Company has not made, offered, or agreed to offer anything of value to any government official, political party, or candidate for government office nor has it taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977.

y. Disclosure. Neither this Agreement nor any Schedule or Exhibit hereto, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

4.	COVENANTS AND AGREEMENTS

a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b. Reporting Status. Until the later of after (i) the date as of which the Purchasers may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which (A) the Purchasers shall have sold all the Conversion Shares and (B) none of the Preferred Shares is outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

c. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 110% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Initial Preferred Shares (without regard to any limitations on conversions).

d. Corporate Existence. So long as a Purchaser beneficially owns any Preferred Stock, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, (x) where the consideration tendered by the surviving or successor entity in such transaction consists entirely of cash or (y) where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) such surviving or successor entity or its parent into whose stock the Preferred Shares will be convertible or exercisable is a publicly traded corporation.

e. Expenses. The Company agrees to pay up to $6,000 (six thousand dollars) in legal expenses incurred by Purchaser in connection with the negotiation, investigation, preparation, execution, delivery and performance of this Agreement, the Registration Rights Agreement, and the Certificate of Designations.

f. Disclosure. From and after the date hereof, the Company will not provide to any Purchaser any material non-public information which, according to applicable law, rule or regulation should be disclosed publicly by the Company but which has not been so disclosed.

g. Compliance with Law. The Company will conduct its business in compliance with all applicable laws, rules, ordinances and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations the failure to comply with which would have a Material Adverse Effect.

h. Consent of Purchaser. The Company will obtain the prior written consent of the Purchaser before undertaking the actions specified below. The Company may undertake any such requested action only after receiving the advance written consent of Purchasers representing not less than two-thirds (2/3) of the outstanding shares of the Series B Preferred Stock.

i. Definition of Debt. For purposes of this Agreement, the capitalized term "Debt" of any Person shall mean:

(a)	all indebtedness of such Person for borrowed money, including without limitation obligations evidenced by bonds, debentures, bridge notes, or other similar instruments;

(b)	all indebtedness of others for borrowed money guaranteed in any manner by such Person, or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise;

(c)	all accounts payable which, to the knowledge of such Person, have remained unpaid for a period of 90 days after the same become due and payable in accordance with their respective terms taking into account any grace period relating to the due date expressly set forth in the applicable invoice with respect to the payment of such accounts payable, except for the trade payables previously disclosed by the Company that have remained unpaid for more than ninety days as of the date of this Agreement that have been disclosed in the Company's SEC Documents;

(d)	all indebtedness secured by any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness;

(e)	all indebtedness created or arising under any conditional sale agreement or lease in the nature thereof (including obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capitalized leases) (but excluding operating leases) or other title retention agreement with respect to property acquired by such Person, even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property;

(f)	all bankers' acceptances and letters of credit; and

(g)	liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA.


ii. Creation of New Debt. The Company will not create, assume, or incur or become or at any time be liable in respect of, any Debt without the consent of the Purchasers, except:

(a)	Debt outstanding on the date hereof to the extent reflected on the most recent balance sheet of the Company or incurred in the ordinary course of business thereafter;

(b)	Debt incurred pursuant to the Company's existing line of credit facility with BA Associates originated November 9, 1998, under which the Company may borrow from time to time up a maximum of $1,100,000, as referenced in
Section 3(v) of the Disclosure Schedule;

(c) Debt incurred in permitted real estate investments; and

(d) purchase money security interests not to exceed $250,000 per year.

Notwithstanding the foregoing provisions of this Section 4.h.ii the Company will not, without the consent of the Purchaser, create, assume, or incur, or become or at any time be liable in respect of, any Debt for money borrowed, advances made, or goods purchased, if the Purchaser, the Person making such advances, or the vendor of such goods (or any Person who guarantees or becomes surety for all or any part of such Debt or acquires any right or incurs any obligation to become, either immediately or upon the occurrence of some future contingency, the owner of all or any part thereof) shall have any right, by reason of any statute or otherwise, to have any claim in respect of such Debt first satisfied out of the general assets of the Company in priority to the claims of its general creditors.

iii. Dividends. The Company will not, without the consent of the Purchaser,
(a) pay any dividends, in cash or otherwise, on, (b) make any distributions to holders of, or (c) purchase, redeem, or otherwise acquire any of its outstanding Common Stock or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement, or other acquisition of, any shares of its Common Stock; provided however, that the Company may: (i) pay dividends on its outstanding Preferred Stock in accordance with the Charter;
(ii) with prior written approval of each Purchaser, repurchase shares of its Common Stock issued or to be issued by the Company upon exercise of stock options granted to employees and directors of the Company pursuant to the terms of plans adopted by the Board of Directors of the Company; and (iii) pay cash in lieu of fractional shares of its Common Stock on the exercise of outstanding warrants to purchase its Common Stock, pursuant to the terms of such warrants.

iv. Transactions with Affiliates. The Company will not, without the consent of the Purchaser, make any loans or advances to any of its officers, directors, shareholders, or Affiliates, other than expense advances made by the Company to its officers and employees in the ordinary course of business. The Company may increase the salaries of an executive officer or the remuneration of any director up to an aggregate maximum in all such instances of $100,000, and otherwise will not increase the salary of any executive officer or the remuneration of any director without the prior consent of the Purchaser.

v. Investments. Other than as permitted by this Agreement, the Company will not, without the consent of the Purchaser, purchase or acquire or invest in, or agree to purchase or acquire or invest in the business, property, or assets of, or any securities of, any other company or business, provided however, that the Company may invest in:

(a)	securities issued or directly and fully guaranteed or insured by the
United States government or any agency thereof having maturities of not more than one year from the date of acquisition;

(b)	certificates of deposit or eurodollar certificates of deposit, having maturities of not more than one hundred eighty days from the date of acquisition, or one year from the date of acquisition in the case of certificates of deposit or eurodollar certificates of deposit being used to secure the Company's reimbursement obligations under letters of credit (provided that nothing contained herein shall be construed to permit letters of credit not otherwise permitted under this Agreement);

(c)	commercial paper of any Person that is not a subsidiary or an Affiliate of the Company, maturing within one hundred eighty days after the date of acquisition;

(d)	bank loan participations; and

(e)	money market instruments having maturities of not more than one hundred eighty days from the date of acquisition, or one year from the date of acquisition in the case of money market instruments being used to secure the Company's reimbursement obligations under letters of credit (provided that nothing contained herein shall be construed to permit letters of credit not otherwise permitted under this Agreement);

in all cases of such credit quality as a prudent business person would invest in.

vi. Sale and Lease-Back Transactions. The Company will not, without the consent of the Purchaser, sell or transfer any of its properties to anyone with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred; provided however, that (a) the Company may continue and extend its existing leasing arrangements and may lease, under operating leases, any fixtures, equipment, and real estate that do not constitute Pledged Assets in the ordinary course of business of the Company, and (b) the Company may otherwise make real estate investments but only with the consent of the Purchasers as provided for herein.

vii. Sales of Assets. The Company will not, without the consent of the Purchaser, sell, transfer, or dispose of any property except for sales of obsolete equipment having a book value at the time of sale of not more than $100,000 in the aggregate in any fiscal year.

viii. Subsidiaries. The Company will not, without the consent of the Purchaser, organize, or transfer any assets to, any Subsidiaries, provided that, if consent of the Purchasers is obtained and any Subsidiaries are organized, or assets transferred, in compliance with this Section 4.h.viii the Company will not permit such Subsidiaries to enter into any transaction or agreement which would violate any of the provisions of this Section 4.h if such provisions were applicable to such Subsidiary.

ix. Change in Business; Operations. The Company will not, without the consent of the Purchaser, cause or effect any change in or addition to the primary business of the Company that has not been approved by Purchaser, such that more than 10% of the gross revenues of the Company are derived from a business other than the business in which the Company was engaged on the date hereof as reflected in the applicable last SEC Document filed prior to the Closing ("Change in Business"), except any such changes approved in advance in writing by the Purchaser. The business of the Company and its subsidiaries shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity.

5.	TRANSFER AGENT INSTRUCTIONS

The Company shall issue Purchasers, and cause any subsequent transfer agent to issue certificates in the name of each Purchaser or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares. Prior to sale of the Conversion Shares and pursuant to an effective registration statement under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(g) hereof (in the case of the Conversion Shares, prior to the sale of the Conversion Shares pursuant to an effective registration statement under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If an Purchaser provides the Company with an opinion of counsel, in form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act or the Purchaser provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by violating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.	CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue the Preferred Shares to each Purchaser at the Closing is subject to the satisfaction, with respect to each Purchaser at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

a. Such Purchaser shall have executed each of the Transaction Agreements to which it is a party and delivered the same to the Company.

b. The Certificate of Designations shall have been filed with the Secretary of the Commonwealth of Massachusetts.

c. Such Purchaser shall have delivered to the Company the Notes in exchange for the Preferred Shares at the Closing in accordance with Section 1(c) hereof.


d. The representations and warranties of such Purchaser sha be true and correct as of the date when made and as of the Closing Date as though made ll at that time (except for representations and warranties that speak as of a specific date), and such Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Agreements to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

7.	CONDITIONS TO EACH PURCHASER'S OBLIGATION TO EXCHANGE.

The obligation of each Purchaser hereunder to exchange the Notes for the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion:

a. The Company shall have executed each of the Transaction Agreements and delivered the same to such Purchaser.

b. The Certificate of Designations shall have been filed with the Secretary of the Commonwealth of Massachusetts, and a copy thereof certified by the Secretary of the Commonwealth of Massachusetts shall have been delivered to such Purchaser.

c. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Agreements to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

d. The Company shall have executed and delivered to such Purchaser the Preferred Stock Certificates (in such denominations as such Purchaser shall request) for the Initial Preferred Shares being purchased by such Purchaser at the Closing.

e. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Purchaser (the "Resolutions").

f. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, 1,589,631shares of Common Stock.

g. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

h. The Company shall have delivered to the Purchasers such other documents relating to the transactions contemplated by the Transaction Agreements as the Purchasers or their counsel may reasonably request.

8.	MISCELLANEOUS

a. Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, irrespective of the choice of law provisions thereof. The parties agree that any action brought by one party against the other shall be in any appropriate state court or any federal Court located in the County where the party against whom the action is brought is principally located, and both parties agree that such courts shall have exclusive jurisdiction of such case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least 66 2/3% of the Preferred Shares then outstanding. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Agreements or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Agreements or holders of Preferred Shares, as the case may be.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Cambex Corporation
360 Second Avenue
Waltham, Massachusetts 02451
Telephone:	(781) 890-6000
Facsimile:	(781) 890-2899
Attention:	President

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Telephone:	(617) 542-6000
Facsimile:	(617) 542-2241
Attention:	Neil H. Aronson, Esq.

If to the Transfer Agent:

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Telephone:  (718) 921-8200

If to a Purchaser, to it at the address and facsimile number set forth on the Schedule of Purchasers, with copies to such Purchaser's representatives as set forth on the Schedule of Purchasers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or
(iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least 66 2/3% of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 3.3 of the Certificate of Designations) with respect to which the Company is in compliance with
Section 5 of the Certificate of Designations and Section 4(d) of this Agreement. A Purchaser may assign some or all of its rights hereunder without the consent of the Company; provided, however, that such transferee will not be deemed a Purchaser hereunder unless such transferee has acquired at least 50 shares of Preferred Stock (as adjusted to reflect any stock splits, reverse stock splits and similar capital events) and such transferee has agreed in writing in form and substance reasonably satisfactory to the Company to be bound by the applicable provisions of this Agreement. Notwithstanding anything to the contrary contained in the Transaction Agreements, the Purchasers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. Unless this Agreement is terminated under Section 8(l), the representations and warranties of the Company and the Purchasers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 8, shall survive the Closing. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j. Publicity. The Company and each Purchaser shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions as the Company reasonably believes upon consultation with its outside counsel is required by applicable law and regulations (although each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. Termination. In the event that the Closing shall not have occurred with respect to an Purchaser on or before five (5) Business Days from the date hereof due to the Company's or such Purchaser's failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

n. Remedies. Each Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Agreements and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
 [signature page follows]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

CAMBEX CORPORATION
By: /s/ Joseph F. Kruy
Name:  Joseph Kruy
Title:  President

PURCHASERS:

SOVCAP EQUITY PARTNERS, LTD.

a Bahamian International Business Corporation

By: /s/ Barry W. Herman

Name: Barry W. Herman

Title:  President



Cumberland House
27 Cumberland Street
P.O. Box N-10818
Nassau, New Providence
The Bahamas

242-356-0037

SCHEDULE OF PURCHASERS




Purchaser Name

SOVCAP EQUITY PARTNERS, LTD.

Purchaser Address and
Facsimile Number

Cumberland House
27 Cumberland Street
P.O. Box N-10818
Nassau, New Providence
The Bahamas

242-356-0037

Principal Amount and Number of Series B Preferred Shares

$2,517,800

147,240 shares


Purchaser's Advisor and Legal Counsel Address

List of Exhibits

Exhibit A	Form of Certificate of Designations
Exhibit B		Form of Registration Rights Agreement

Schedule 1		Disclosure Schedule